Exhibit 99.1

MSC Industrial Direct Co., Inc.
75 Maxess Road
Melville, New York 11747-3151
Tel. 800.645.7270
Fax. 800.255.5067
www.mscdirect.com

news

Investor Contact:

John G. Chironna

VP Investor Relations & Treasurer

MSC Industrial Direct Co., Inc.

(516) 812-1216

Media Contact:

AJ Goodman

FTI Consulting – Strategic Communications

(416) 649-8059

For Immediate Release

MSC INDUSTRIAL DIRECT CO., INC. TO ACQUIRE BARNES DISTRIBUTION NORTH AMERICA

- Creates industry-leading inventory management solutions portfolio -

- Expected to be Accretive, beginning in Fiscal 2014 -

Melville, NY, February 22, 2013 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM) (“MSC” or the “Company”), the premier distributor of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout the United States, today announced that it has signed a definitive agreement to acquire substantially all of the assets and assume certain liabilities of the North American distribution business (“BDNA” or the “Business”) of the Barnes Group, Inc. (NYSE: B). With this acquisition, MSC adds a highly complementary provider of fasteners and other high margin consumable products and services (often referred to as Class C items) with an industry leading field sales force and vendor managed inventory (“VMI”) solution.

The purchase price will be $550 million and the asset purchase structure results in significant future tax benefits with a net present value estimated to be more than $100 million. Run-rate cost synergies are expected to reach $15-$20 million by fiscal 2015. The acquisition is expected to close during the Company’s fiscal third quarter, subject to regulatory approvals and customary closing conditions, and will be financed using available cash and borrowings under an anticipated new credit facility and term loan structure. The acquisition is expected to be accretive to cash flow and earnings per diluted share (“EPS”), including synergies and excluding transaction and integration costs, by contributing an expected incremental EPS of $0.15-$0.20 and $0.30-$0.40 in fiscal years 2014 and 2015, respectively. The vast majority of transaction and integration costs will be incurred in fiscal years 2013 and 2014.

Headquartered in Cleveland, Ohio, BDNA is a leading distributor of fasteners and other high margin, low cost consumables with a broad distribution footprint throughout the U.S. and Canada. BDNA has a strong presence with customers across manufacturing, government, transportation and natural resources end-markets. BDNA specializes in lowering the total cost of their customer’s inventory management through storeroom organization and vendor managed inventory. The Business services roughly 31,000 customers with nearly 1,400 associates, including over 800 field sales associates, and offers more than 55,000 SKU’s of products. BDNA had unaudited sales of roughly $300 million for calendar year 2012.

Erik Gershwind, Chief Executive Officer and President, stated, “I look forward to welcoming BDNA into the MSC family. BDNA is a high quality business with a first rate team, a compelling product offering, strong customer value proposition and a broad geographic foot print including Canada. This acquisition furthers our strategy to build adjacent product expertise and deepens our connection to customers with in-plant solutions, thereby improving customer retention. We will sell MSC’s product offering through BDNA’s sales force and sell BDNA’s products and inventory management solution to MSC’s customers. BDNA checks all of the boxes strategically, and provides strong near-term accretion.”

Jeff Kaczka, Executive Vice President and Chief Financial Officer, commented, “Today is an exciting day and this transaction is a tremendous opportunity for MSC. We are getting a well-run, high-margin business with a strong value proposition at a good price, particularly after factoring in the significant cash tax benefits and significant cost synergies. On top of that, we are getting a new platform that provides several growth avenues for the Company. All together, that results in a highly accretive transaction by fiscal 2015.”

Mr. Gershwind concluded, “We are very excited to have the BDNA associates join the MSC team, nearly doubling our existing sales force and helping us to take this logical next step in our revenue roadmap. This transaction, along with our expected long-term organic growth, will help us to achieve our goal of $4 billion in revenues by 2016.”

Non-recurring transaction costs are expected to reduce the Company’s fiscal Q2 EPS by approximately $0.02 and were not included in the previous fiscal Q2 guidance.

The management of MSC will host a conference call today, at 10:00 a.m. Eastern Time, to review the transaction. The call may be accessed via the Internet on the home page of MSC’s website located at: www.mscdirect.com. A replay of the conference call will be available on the Company’s website until Friday, March 22, 2013.

Alternatively, the conference call can be accessed by dialing 1-800-860-2442 (U.S.) or 1-412-858-4600 (international). A replay will be available within one hour of the conclusion of the call and will remain available until Friday, March 22, 2013. The replay is accessible by dialing 1-877-344-7529 (U.S.) or 1-412-317-0088 (international) and entering passcode 10025622.

Goldman, Sachs & Co. acted as exclusive financial advisor to MSC and Curtis, Mallet-Prevost, Colt & Mosle LLP acted as legal counsel to MSC on the transaction.

About MSC Industrial Direct Co., Inc.

MSC Industrial Direct Co., Inc. is one of the largest distributors of Metalworking and Maintenance, Repair and Operations ("MRO") supplies to industrial customers throughout the United States. MSC employs one of the industry's largest sales forces and distributes approximately 600,000 industrial products from approximately 3,000 suppliers. In-stock availability is approximately 99%, with next day standard delivery to the contiguous United States on qualifying orders up until 8 p.m. Eastern Time. For more information, visit MSC's website at http://www.mscdirect.com.

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements relating to the expected closing of the acquisition, potential synergies arising out of the transaction and statements with respect to future financial results, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: problems with successfully integrating acquired operations, unanticipated delays or costs associated with opening or expanding our customer fulfillment centers or customer service centers, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, the loss of key suppliers or supply chain disruptions, competition, general economic conditions in the markets in which we operate, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on our information systems and on key personnel, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

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